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                                                                   EXHIBIT 10.25

                                THIRD AMENDMENT
                                      TO
                        NEWPORT NEWS SHIPBUILDING INC.
                          DEFERRED COMPENSATION PLAN


     The Newport News Shipbuilding Inc. Deferred Compensation Plan is hereby amended, effective December 14, 1999, in the following respects:

          Section 6.01 is amended to read as follows:

          6.01 Vesting. The amount credited to a Participant's Deferred Compensation Account and so much of the Company Match Account as is attributable to contributions made pursuant to Section 5.03(a) shall be at all times and in all events one hundred percent (100%) vested and nonforfeitable. The amount credited to a Participant's Company Match Account that is attributable to contributions made pursuant to
          Section 5.03(b) shall become vested and nonforfeitable upon expiration of the minimum deferral period required under Section 5.03(b). Unless otherwise authorized by the Plan Administrator or his delegee, the amount credited to a Participant's Company Match Account that is attributable to contributions made pursuant to Section 5.03(b) shall, in the event of termination of employment prior to the expiration of the minimum deferral period required under Section 5.03(b), be subject to the following vesting provisions:

               (i) Upon the Participant's retirement or death, a pro rata portion of the Company Match Account shall vest. This pro rata portion shall be a fraction, the numerator of which is the number of whole years the Participant's compensation was actually deferred and the denominator of which is three (3).

               (ii) Upon termination of employment for any reason other than retirement or death, the Participant's Company Match Account shall be forfeited.

               Notwithstanding any other provision of this Section, in the event of a Change in Control, all amounts credited to a Participant's Company Match Account will immediately vest and become nonforfeitable.
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     IN WITNESS WHEREOF, this amendment is hereby executed this _____ day of
January 2000.


                                        NEWPORT NEWS SHIPBUILDING INC.



                                        By: _______________________________
                                                Vice President


ATTEST:__________________